EXHIBIT 23.1




                            CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-57004) of Key Energy Services Corporation of our report dated April 17, 2002 relating to the financial statements of the Key Energy Services, Inc. 401(k) Savings and Retirement Plan which appears in this Form 11-K.



ROBINSON BURDETTE MARTIN SERIGHT & BURROWS, L.L.P.



Robinson Burdette Martin Seright & Burrows, L.L.P
1500 Broadway Suite 1300
Lubbock, TX 79401
April 17, 2002